Exhibit 10.8

                   INDEMNITY AGREEMENT/HOLD HARMLESS AGREEMENT


The undersigned does hereby irrevocably covenant, promise and agree to indemnify the corporate officers and directors: Scott Mehaffey, Shawn M. Thomas, Margie Hackett and Douglas S. Hackett and to hold them harmless from and against any all losses, claims, expense, suits, costs, demands, damage or liabilities, joint or several, of whatever kind or nature which they may sustain or to which they may become subject arising out of or relating in any way to Innovative Software Technologies, Inc. and its subsidiaries, including without limitation in each case attorneys' fees, costs and expenses actually incurred in defending against or enforcing any such losses, claims, expenses suits, damages or liabilities.

By signing below, the undersigned, as an officer of Indemnitor, represents and warrants that this Indemnity Agreement has been authorized and approved by the Board of Directors of Indemnitor, by resolution duly and properly adopted, and that the undersigned has authority to execute this instrument on behalf of the Company.

DATED this 17 day of August, 2001.



/s/ D. Shane Hackett
By: Innovative Software Technologies, Inc.
Douglas Shane Hackett
It's President